Exhibit 10.20

Execution Version

SECOND AMENDMENT TO LOAN AGREEMENT

This Loan Agreement Amendment (the “Amendment”) is made effective as of March 17, 2025 by and among Akastor AS, a Norwegian private limited company (“Akastor”), Baker Hughes Holdings LLC, a Delaware limited liability company (“Baker Hughes”), and HMH Holding B.V., a Netherlands private limited liability company (formerly known as MHH Holding B.V.) (“Borrower”). Akastor and Baker Hughes are referred to herein individually as a “Lender” and collectively as “Lenders”.

RECITALS:

A.	Borrower and Lenders are parties to that certain Loan Agreement, dated October 1, 2021, in connection with the extension of credit to Borrower as set forth therein (the “Loan Agreement”).

B.	Borrower and Lenders are parties to that certain Loan Agreement Amendment, dated October 1, 2024.

C.	Borrower and Lenders desire to amend the definition of “Maturity Date” in the Loan Agreement as provided herein.

AGREEMENT:

1. Defined Terms. Capitalized terms not otherwise defined in this Amendment have the meanings ascribed to those terms in the Loan Agreement.

2. Amendment to Maturity Date. Section 1 of the Loan Agreement is hereby amended to revise the definition of “Maturity Date” as follows:

“Maturity Date” shall mean the earliest to occur of (a) October 1, 2026; provided that, if the scheduled final maturity date of the Corporate Facility is extended (in accordance with the terms thereof or by amendment, supplement, waiver or other modification thereto), the date in this clause (a) shall automatically be extended to the earlier of (i) the date that is one year after the final scheduled maturity date of the Corporate Facility as so extended and (ii) October 1, 2027 or (b) a Liquidation Event.

3. No Other Changes. Except as modified by this Amendment, the Loan Agreement remains in full force and effect.

4. Execution. This Amendment may be executed in any number of counterparts, and by the different parties hereto on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Any such counterpart may be delivered by facsimile, e-mail (in .pdf format), or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) and any such counterpart so delivered shall be deemed an original for all purposes.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

AKASTOR AS

By:	/s/ Øyvind Paaske
Name:	Øyvind Paaske
Title:	chairman

BAKER HUGHES HOLDINGS LLC

By:	/s/ Jud Bailey
Name:	Jud Bailey
Title:	VP Corporate Development

HMH HOLDING B.V.

By:	/s/ Dwight Rettig
Name:	Dwight Rettig
Title:	Chief Admin Officer